EXHIBIT 10.23

AMENDMENT TO

RESTRICTED STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of February 7, 2007.

BETWEEN:

IMVISION THERAPEUTICS INC., a Nevada corporation with an
address at Feodor-Lynen Str. 5, 30625, Hannover, Germany

(the “Corporation”)

AND:

The Undersigned Shareholder of the Corporation

(the “Shareholder”)

WHEREAS:

(A)      The Shareholder has purchased that number of shares of the Corporation’s common stock set forth on the execution page to this Agreement at a price of $0.001 per share (the “Shares”) as one of the nominees of DeBondo Capital Limited, namely DeBondo Capital Limited (Beneficial Owner: Ulrik DeBo), Thomas Wittenborg, Chelmer Consulting Corp. (Beneficial Owner: Darren Devine), Joachim Bondo and Carsten Ruehe (collectively, the “DeBondo Nominees”).

(B)      The Shareholder and the Corporation entered into a restricted stock agreement dated June 30, 2006 (the “Restricted Stock Purchase Agreement”) whereby the Shareholder agreed that the Corporation has the right to repurchase the Shares in the event that the Corporation’s common stock does not become eligible for trading on the NASD OTC Bulletin Board by March 31, 2007.

(C)      In accordance with the Restricted Stock Purchase Agreement, the Shares have remained in escrow (the “Escrow”) since June 30, 2006.

(D)      The Shareholder and the Corporation entered into an agreement dated November 7, 2006 whereby the Corporation agreed that upon release of the Shares from Escrow in accordance with the terms and conditions of the Restricted Stock Purchase Agreement, the Corporation would file a registration statement with the Securities and Exchange Commission in order to register the resale by the Shareholder of 500,000 Shares under the 1933 Act upon receipt of a written demand for registration from the Shareholder (the “Registration Rights Agreement”).

(E)      The Corporation has determined to delay the public trading of the Corporation’s common stock on the NASD OTC Bulletin Board as a result in the postponement of the commencement of clinical trials of the IVN 201 product candidate resulting from a delay in manufacturing.

(F)      The Shareholder and the Corporation have agreed to entered into this Agreement in order to replace and supersede the Restricted Stock Purchase Agreement and to terminate the Registration Rights Agreement.

THIS AGREEMENT WITNESSES THAT the Parties, intending to be legally bound, covenant and agree as follows:

Escrow

1.1      The Shares held by the Corporation in Escrow in accordance with the terms of the Restricted Stock Purchase Agreement will be released from Escrow as follows:

(a)      50% of the Shares (the “Released Shares”) will be released from the Escrow upon execution of this Agreement; and

(b)      the remaining 50% of the Shares (the “New Escrow Shares”) will continue to be held in Escrow (the “New Escrow”) on the terms and subject to the conditions of this Agreement for a period (the “New Escrow Period”) expiring on the earlier of: (i) the date that the Corporation’s common stock becomes eligible for trading on the NASD OTC Bulletin Board, being the date that a stock symbol has been assigned by NASD and a NASD member market maker has published a bid and ask price for the Corporation’s common stock (the “Vesting Event”); and (ii) January 31, 2008.

Restrictions on Ownership of the New Escrow Shares Pending Vesting

1.2      During the New Escrow Period, the Shareholder agrees:

     (a)      the Shareholder will not sell, transfer, pledge, assign or otherwise dispose of the New Escrow Shares or an interest in the New Escrow Shares; and

     (b)      the certificates representing the New Escrow Shares will be held by the Corporation in trust pending release in accordance with this Agreement.

Restrictions on Sale of the Released Shares

1.3      During the period from the date of this Agreement until the earlier of the achievement of the Vesting Event or January 31, 2008, the Shareholder agrees with respect to the Released Shares:

     (a)      the Shareholder will not sell any of the Released Shares except in a transaction whereby the number of Released Shares sold, when combined with shares concurrently being sold by other DeBondo Nominees as part of the same transaction and to the same purchaser, is not less than 500,000 shares of the Corporation’s common stock; and

     (b)      prior to and as a condition of the completion of any proposed sale of the Released Shares (a “Proposed Sale”), the Shareholder will offer all shares proposed to be sold to Nextech Venture LP (“Nextech Venturs”), or any replacement designee of the Corporation, on a right of first refusal basis (the “Right of First Refusal Offer”) as follows: (i) the Right of Refusal Offer will be on the same terms and conditions, including as to price and consideration, of the Proposed Sale, (ii) any Proposed Sale will be subject to the condition that Nextech Venture will not have exercised its right of first refusal, (iii) the Shareholder will give notice to Nextech Venture of the Right of First Refusal Offer, together with all terms and conditions of such offer, at least 10 business days prior to the proposed completion date of any Proposed Sale, (iv) Nextech Venture will have 5 business days from the date of receipt of the Right of First Refusal Offer in which to accept or reject the Offer, (v) if Nextech Venture accepts the Right of First Refusal Offer, then the shares will be sold to Nextech Venture on the terms and conditions of the offer, provided that this sale will complete within 15 business days of Nextech Venture’ acceptance, (vi) if Nextech Venture does not accept the Right of First Refusal Offer, then the Shareholder may proceed with the Proposed Sale, provided that if the Proposed Sale does not complete within 90 days of the date of original notice of the Right of First Refusal, then the Shareholder must again deliver a Right of First

Refusal Offer with respect to any sale. The Shareholder agrees that such rights are granted as consideration for the release of the Released Shares and that such rights may be enforced by the Corporation or by Nextech Venture as a third party beneficiary.

Vesting

1.4      The Shareholder’s right to a release of the New Escrow Shares will vest on the Vesting Event in the event that the Vesting Event takes place prior to January 31, 2008. In the event that the Vesting Event does not take place prior to January 31, 2008, then the Shareholder will be entitled to a release of the New Escrow Shares on January 31, 2008, notwithstanding that the Vesting Event may not have taken place. Upon achievement of the earlier of the Vesting Event or January 31, 2008, the certificates representing the New Escrow Shares will be released by the Corporation to the Shareholder and the New Escrow will forthwith terminate and be of no further force or effect.

Corporation Right of Repurchase

1.5      The terms and conditions of this Agreement supersede and replace the terms and conditions of the Restricted Stock Purchase Agreement.

Termination of Registration Rights

1.6      The Registration Rights Agreement and the rights of the Shareholder under the Registration Rights Agreement are hereby terminated and no further force or effect.

Governing Law and Attornment

1.7      This Agreement will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in the State of Nevada.

Time of Essence

1.8      Time is of the essence in the performance of each obligation under this Agreement.

Entire Agreement

1.9      This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Further Assurances

1.10      The Parties will with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement.

Counterparts

1.11      This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that each party is not a signatory to the same counterpart.

IN WITNESS WHEREOF the Parties have duly executed this Agreement effective as of the day and year first above written.

IMVISION THERAPEUTICS INC.

Per:
Authorized Signatory

Number of Shares Held:	Shares

Signature of Shareholder or Authorized
Signatory of Shareholder:

Name of Authorized Signatory of
Subscriber (if Subscriber is not an
individual):

Title of Authorized Signatory of
Shareholder (if Shareholder is not an
individual):

Name of Shareholder:

Address of Shareholder: